Exhibit 10.9


                               DELUXE CORPORATION
                             1998 DELUXESHARES PLAN

                                    ARTICLE I
                               PURPOSE OF THE PLAN

The Deluxe Corporation 1998 DeluxeSHARES Plan is intended to recognize employee contributions and enhance the profitability and value of the Corporation by providing performance-based incentives and additional equity ownership opportunities to Eligible Employees of the Corporation and its Affiliates through a one-time grant during 1998 of Options to certain Eligible Employees.

                                   ARTICLE II
                 DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

2.1 General Definitions. As used herein, the following capitalized terms have the following respective meanings.

         (a) "Affiliate" means any corporation or limited liability company, a majority of the voting stock or membership interest of which is directly or indirectly owned by the Corporation.

         (b) "Award" means any Option granted to an Eligible Employee pursuant to Article 6 of the Plan.

         (c) "Award Certificate" means a statement issued by the Corporation certifying that a Participant has been granted an Award and containing applicable terms and conditions supplementing or amending those contained in the Award Term Sheet, including the number of Shares that are subject to the Award and the exercise price and expiration date of the Award.

         (d) "Award Date" means the date an Award is granted under the Plan.

         (e) "Award Term Sheet" means the document provided to or otherwise made available to a Participant which describes the Award granted to the Participant and sets forth the terms, conditions and restrictions of the Award. Unless otherwise determined by the Committee in its discretion, the Award Term Sheet will be in the form annexed to the Plan as Exhibit I.

         (f)   "Board" means the Corporation's board of directors.

         (g) "Committee" means a Committee consisting of one or more officers of the Corporation, who are not Participants, designated from time to time by the Chief Executive Officer of the Corporation to administer the Plan.

         (h) "Common Stock" means the Corporation's common stock, par value $1.00 per share.
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         (i)  "Corporation" means Deluxe Corporation and its successors.

         (j) "Disability" means a disability which would entitle a Participant to receive a disability benefit under the Corporation's long-term disability plan, as the same is from time to time in effect, whether or not the Participant is then participating in such plan.

         (k) "Eligible Employee" means any person employed by the Corporation or an Affiliate other than a person who (i) is subject to Section 16 of the Exchange Act of 1934, as amended from time to time, as of the Award Date, (ii) receives an option to purchase Common Stock under the Deluxe Corporation Stock Incentive Plan (as amended, the "SIP") during the period from January 1, 1998 through March 31, 1998 or (iii) becomes an employee of the Corporation or any Affiliate at any other time during 1998 and receives an option to purchase Common Stock under the SIP in connection with such employment.

         (l) "Fair Market Value" means the closing price for a given date of a Share traded on the New York Stock Exchange ("NYSE") as reported by the WALL STREET JOURNAL, MIDWEST EDITION or, in the absence of the sale of any Shares on the NYSE on a given date, such closing price for the immediately preceding business day in which a sale occurred.

         (m) "Option" means a non-qualified stock option granted under the Plan to purchase shares of Common Stock and having such terms, conditions and restrictions as are provided in the Award Certificate and Award Term Sheet.

         (n) "Participant" means an Eligible Employee who is granted an Award under the Plan.

         (o) "Plan" means this Deluxe Corporation 1998 DeluxeSHARES Plan, as amended from time to time.

         (p) "Retirement" means any termination of employment with the Corporation or any of its Affiliates on or after the date on which the sum of a Participant's age and years of employment by the Corporation and/or any of its Affiliates equals at least seventy-five (75).

         (q) "Severance" means any voluntary or involuntary termination of employment with the Corporation or any of its Affiliates as a result of which a Participant is entitled to receive severance payments pursuant to any severance plan or arrangement established by the Corporation or its Affiliates that is then on file with the United States Department of Labor.

         (r)   "Share" means one share of Common Stock.


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2.2  Other Definitions. Other capitalized terms used herein and not defined above are defined where they first appear.

2.3 Conflicting Provisions. In the event of any conflict or other inconsistency between the terms of the Plan and the terms of any Award Certificate or Award Term Sheet, the terms of the Plan will control and in the event of any conflict or any inconsistency between the terms of any Award Certificate or Award Term Sheet, the terms of the Award Certificate will control.

                                   ARTICLE III
                   SHARES AVAILABLE FOR AWARDS UNDER THE PLAN

3.1 Number of Shares. An aggregate of up to One Million Eight Hundred Thousand (1,800,000) Shares are available for Awards under the Plan.

3.2 No Re-Use of Shares. Shares identified with Awards that for any reason terminate or expire unexercised will not thereafter be available for other Awards under the Plan.

3.3 Adjustments. Any change in the number of outstanding shares of Common Stock occurring by reason of a stock split, stock dividend, spin-off, split-up, recapitalization or other similar event will, as and to the extent determined to be necessary or appropriate by the Committee, acting in its sole discretion, be reflected proportionally in (a) the aggregate number of Shares available for Awards under the Plan, (b) the number of Shares identified with Awards then outstanding, and (c) the purchase price of Awards then outstanding, provided that the number of Shares, if any, identified with an Award, after giving effect to any such adjustment, will always be a whole number and the purchase price of each Award, after giving effect to any such adjustment, will be rounded to the nearest whole cent.

                                   ARTICLE IV
                            PARTICIPATION IN THE PLAN

The Committee will have sole discretionary authority to select Participants from among the Eligible Employees and determine the Award each Participant will receive. In making such selections and determinations, the Committee will consider such factors as it deems relevant to effect the purposes of the Plan. No Eligible Employee who receives an Award under the Plan will thereafter be entitled to receive any additional Awards or otherwise further participate in the Plan.

                                    ARTICLE V
                           ADMINISTRATION OF THE PLAN

Subject to the terms of the Plan, the Committee will have sole discretionary authority to determine the number of shares subject to and the Award Date and exercise price associated with each Award granted under the Plan. The terms and conditions and restrictions of each Award will be those contained in the Plan, Award Certificate and Award Term Sheet, as the Award Term Sheet may be modified by the Committee in its discretion, provided that such modifications shall not be inconsistent with the provisions of the Plan. Notwithstanding


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anything in the Plan to the contrary, the Committee may delegate and re-delegate in writing, signed by a majority of all members of the Committee, any or all of its authority under the Plan to employees of the Corporation as the Committee may designate from time to time, provided that such employees are not Participants. The Committee and such employees acting within the authority delegated hereunder by the Committee, shall have the authority to interpret the Plan and all Award Certificates and Award Term Sheets and to grant such waivers of the terms thereof as the Committee or such employees determine to be necessary or desirable, provided that nothing herein shall be construed to grant to the Committee or any such employee authority to make Awards to anyone who is not an Eligible Employee or to grant to any such employee the authority to make the adjustments provided in Section 3.3 (which authority shall be retained by the Committee). All decisions of the Committee and any such employees made pursuant to the authority granted herein or delegated by the Committee will be final and binding on all parties.

                                   ARTICLE VI
                                     AWARDS

6.1 Price. The Committee will determine the purchase price of each Share subject to an Option, provided that such purchase price shall not be less than the Fair Market Value of a Share on the Award Date applicable to such Option and in any event will not be less than the par value of the Share subject to the Award.

6.2 Exercise Term. The Committee will determine the term of each Award, provided that (a) no Award will be exercisable after the fifth anniversary of its Award Date and (b) no Award will be exercisable unless a registration statement for the Shares underlying the Award is then in effect under the Securities Act of 1933, as amended, or unless in the opinion of legal counsel, registration under such Act is not required.

6.3 Payment of Purchase Price. Upon exercise of any Award that requires a payment from the Participant to the Corporation, the amount due the Corporation shall be paid in cash or by check in accordance with procedures established by the Committee.

6.4 Award Term Sheet. Each Award will be evidenced by an Award Certificate and Award Term Sheet. The Committee may, in its discretion, include terms and conditions in the Award Certificate that modify the terms and conditions of the Award Term Sheet, provided that such modifications are not inconsistent with the Plan.

6.5 Withholding Taxes. The Corporation and its Affiliates have the right to withhold, at the time any Award is exercised by the recipient thereof, all amounts necessary to satisfy federal, state and local withholding requirements related to such exercise. Any required withholding shall be satisfied by cash (or by check), or under terms and conditions established by the Committee, in its discretion, the Corporation's withholding of Shares having a Fair Market Value equal to the amount required to be withheld.


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                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

7.1 Termination of Employment.

         7.1.1 Due to Death, Disability, Severance or Retirement. If a Participant ceases to be an employee of the Corporation or its Affiliates by reason of the Participant's death, Disability, Severance or Retirement, the Participant's Award shall continue in effect for the balance of the term provided in the applicable Award Certificate or Award Term Sheet.

         7.1.2 Other than Due to Death, Disability, Severance or Retirement. If a Participant ceases to be employed by the Corporation or any of its Affiliates for any reason other than death, Disability, Severance or Retirement, the Participant's Award will thereupon terminate, effective immediately upon such cessation without notice of any kind.

7.2 Non-transferability. Except as otherwise determined by the Committee, (a) an Award may be exercised during a Participant's lifetime only by the Participant or the Participant's legal guardian or legal representative and
     (b) no Award may be assigned or otherwise transferred by the Participant to whom it was granted other than by will or pursuant to the laws of descent and distribution.

7.3 Change in Control, Pooling of Interests Accounting. On the date that (a) substantially all of the assets of the Corporation are acquired by another corporation, (b) there is a reorganization of the Corporation involving an acquisition of the Corporation by another entity or (c) a majority of the Board shall be comprised of persons other than persons (i) for whose election proxies shall have been solicited by the Board or (ii) who shall have been appointed by a majority of directors whose elections satisfy the provisions of clause (i) to fill vacancies on the Board caused by death or resignation (but not by removal) of one or more directors or to fill newly created directorships, then all Awards will become immediately exercisable in full without regard to any vesting requirements applicable thereto and shall continue in effect until their expiration. In the event, however, that the Corporation is a party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment then
     (x) the change of control provisions contained in this Section shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (y) to the extent that the application of clause (x) of this paragraph does not preserve the availability of such accounting treatment, then, the Corporation may modify or limit the effect of the provisions of this Section relating to change of control to the extent necessary to qualify the transactions as a "pooling transaction" and provide the Participant with benefits as nearly equivalent as possible to those the Participant would have received absent such modification or limitation, provided, however, to the extent that any of the change of control provisions of this Section would disqualify the transaction as a "pooling" transaction and cannot otherwise be modified or limited, such provisions shall be null and void as of the effective date of the Plan.


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7.4  No Employment Contract. Neither the adoption of the Plan nor the grant of any Award will (a) confer upon any Eligible Employee any right to continued employment with the Corporation or any Affiliate or (b) interfere in any way with any right of the Corporation or any Affiliate to terminate at any time the employment of any Eligible Employee.

7.5 Amendment of Plan. The Board or the Committee may at any time terminate, suspend or amend the Plan, provided that any such action shall not modify or impair the rights of any Participant under any Award granted prior to such action.

7.6 Governing Law and Severability. The validity, construction and effect of the Plan and Awards shall be determined in accordance with the internal laws of the State of Minnesota. If any provision of the Plan or any Award is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed to conform to applicable laws or if it cannot be so construed in the opinion of the Committee without materially altering the intent of the Plan or Award, such provision shall be stricken from the Plan or Award in such jurisdiction, and the remainder of the Plan and such Award shall remain in full force and effect.

7.7 No Rights in Awards. No Eligible Employee or any other person shall have any claim to be granted an Award under the Plan and there is no obligation for uniformity of treatment of Eligible Employees or Participants holding Awards or requirement that Awards contain the same or similar terms and conditions.

7.8 No Fractional Shares. No fractional Shares will be issued under the Plan or any Award and the Committee shall determine whether to deliver cash in lieu of fractional Shares or whether such fractional Shares will be terminated or rounded up or down to the nearest whole Share.

7.9 No Rights in Shares Subject to an Award. No Participant shall have any rights with respect to Shares that are subject to an Award unless and until the Award is exercised and the Shares subject to the Award are issued to the Participant, including, without limitation, any right to vote or receive dividends with respect to such Shares.

7.10 Headings. Headings contained in this Plan and any Award are for convenience only and shall not be relevant to the interpretation of any provision contained in the Plan or any Award.

7.11 Duration of the Plan. The Plan will become effective upon its approval by the Board and, unless earlier terminated, will remain in effect until December 31, 1998. No Award shall be made under the Plan before January 1, 1998 or after December 31, 1998. However, unless otherwise expressly provided in the Plan, any right under any Award granted on or before the expiration or termination of this Plan may extend beyond the date of such expiration or termination, and the authority of the Board and the Committee to amend or otherwise administer the Plan or any Award shall extend beyond such date.




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                                                                       Exhibit I

                                AWARD TERM SHEET

1. Option Grant. Effective as of the date specified in your Award Certificate, Deluxe Corporation (the "Corporation") has granted you an option (the "Option") to purchase the number of shares of the Corporation's Common Stock (the "Shares") specified in your Award Certificate. Your ownership and exercise of the Option are subject to the terms, conditions and restrictions set forth in the Award Certificate, this Award Term Sheet and the Deluxe Corporation 1998 DeluxeSHARES Plan (the "Plan"). Capitalized terms used and not otherwise defined in this Award Term Sheet have the meanings given to them in the Plan.

2.   Option Terms and Conditions.

     a. Purchase Price. The purchase price of each Share subject to the Option is the Fair Market Value of a Share of Common Stock on the Award Date applicable to your Award. Such price is stated in your Award Certificate.

     b. Term. Unless exercisability is accelerated as provided in paragraph 3(b) below, the Option will become exercisable upon the earlier of the third anniversary of the Award Date or the first date on which the Fair Market Value of the Corporation's Common Stock equals or exceeds the 150% of the purchase price of a Share established under Section 2(a) above. Unless earlier terminated as provided in paragraph 3 below, the Option will expire on the fifth (5th) anniversary of the Award Date applicable to your Award.

     c. Exercise. The Option must be exercised for all of the Shares subject to the Option. No partial exercise is permitted. You will be sent instructions on how to exercise the Option prior to the Option becoming exercisable.

     d. Payment of Purchase Price and Withholding Taxes. Upon exercise of the Option, you will be required to pay in cash, on the date of exercise and as a condition to receiving the Shares, the purchase price for the Shares. You will also be required to pay in cash an amount sufficient to satisfy federal, state and local income tax withholding requirements triggered by your exercise of the Option, unless the Committee has established procedures under which the Corporation will withhold Shares having a Fair Market Value equal to the amount required to be withheld.

3.   Accelerated Exercisability and Termination of Employment.

     a. Death, Disability, Severance and Retirement . In the event your employment with the Corporation or an Affiliate terminates as a result of your death, Retirement, Severance or Disability, the Option will continue in effect until its stated expiration date.

     b. Change of Control. In the event of a change of control of the Corporation as provided in Section 7.3 of the Plan, the Option will become exercisable immediately and will

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         continue to be exercisable until its stated expiration date, unless otherwise provided in Section 7.3 of the Plan.

     c. Other. If your employment with the Corporation or an Affiliate terminates for any reason other than your Retirement, Severance, Disability or death, all of your rights to and under the Option will terminate immediately without notice to you.

4. Non-transferability of Option. Only you or your legal guardian or legal representative may exercise the Option during your lifetime. The Option may not be sold, assigned or otherwise transferred except by will or pursuant to the laws of descent and distribution.

5. No Change in Employment Status. Neither the grant of the Option to you nor the delivery to you of this Award Term Sheet, your Award Certificate or any other document relating to the Option will confer on you any right to continued employment with the Corporation or any Affiliate or interfere in any way with any right of the Corporation or any Affiliate to terminate your employment at any time.

6. Other Restrictions. The Corporation may delay your exercise of the Option to (a) ensure that at the time of exercise there is a registration statement for the Shares in effect under the Securities Act of 1933, as amended, (b) comply with all other applicable laws, regulations and guidelines or (c) the extent the Committee deems it in the best interests of the Corporation or necessary for the orderly administration of the Plan.

7. Conflicts between Award Term Sheet and Plan. In the event of any conflict or other inconsistency between the terms of the Plan and the terms of any Award Certificate or this Award Term Sheet, the terms of the Plan will control and in the event of any conflict or any inconsistency between the terms of any Award Certificate or this Award Term Sheet, the terms of the Award Certificate will control.

8. No Obligation to Exercise Option. Your receipt of the Option in no way obligates you to exercise the Option and purchase any of the Shares.